                                                                    EXHIBIT 99.2

                            Section 906 Certification
                                     by the
               Chief Executive Officer and Chief Financial Officer

         Each of Gary Valinoti, Chief Executive Officer, and Thomas J. Mazzarisi, Chief Financial Officer, of JAG Media Holdings, Inc., a Nevada corporation (the "Company") hereby certifies that, to his knowledge:

         (1) The Company's periodic report on Form 10-KSB for the period ended July 31, 2002 ("Form 10-KSB") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of the Company.

CHIEF EXECUTIVE OFFICER                              CHIEF FINANCIAL OFFICER


/s/Gary Valinoti                                     /s/ Thomas J. Mazzarisi
----------------                                     -----------------------
Name: Gary Valinoti                                  Name: Thomas J. Mazzarisi

Date:  November 13, 2002                             Date: November 13, 2002